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                                                            EXHIBIT 5-A


                            Weil, Gotshal & Manges LLP
                         A limited liability partnership
                       including professional corporations
                    767 Fifth Avenue, New York, NY 10153-0019
                                  (212) 310-8000
                               FAX: (212) 310-8007



                                October 24, 1996






U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado  80111

Ladies and Gentlemen:

          We have acted as counsel to U S WEST, Inc., a Delaware corporation
("U S WEST"), U S WEST Capital Funding, Inc., a Colorado corporation ("Capital Funding"), and U S WEST Financing II, a Delaware business trust (the "Trusts"), in connection with the preparation of a Registration Statement of U S WEST, Capital Funding and the Trust on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on October 24, 1996 (the "Abbreviated Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities of the Trust (the "Preferred Securities") and subordinated debt securities of Capital Funding (the "Subordinated Debt Securities"). The Subordinated Debt Securities will be fully and unconditionally guaranteed by U S WEST (the "Debt Guarantees"). The Subordinated Debt Securities and the Debt Guarantee will be issued in accordance with the provisions of an indenture, dated as of September 6, 1995, as amended (the "Indenture"), among U S WEST, Capital Funding and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Preferred Securities will be guaranteed by U S WEST in the manner and to the extent set forth in a Guarantee Agreement (the "Preferred Securities Guarantees"). The Preferred Securities and Subordinated


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Debt Securities are to be offered for sale to the public together with the preferred securities of the Trust and the subordinated debt securities of Capital Funding registered pursuant to a Registration Statement of U S WEST, Capital Funding and the Trust on Form S-3 (File Nos. 33-57889, 33-57889-01 and 33-57889-03), which was declared effective on October 31, 1995 (the "Initial Registration Statement").

          In so acting, we have reviewed the Abbreviated Registration Statement, which incorporates by reference the Initial Registration Statement, the Initial Registration Statement, including the prospectus (the "Prospectus") contained therein, and the form of Indenture, form of Subordinated Debt Security, form of Debt Guarantee and form of Preferred Securities Guarantee filed with the Commission as exhibits to the Initial Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of U S WEST and Capital Funding, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of U S WEST and Capital Funding.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. U S WEST is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          2. The Subordinated Debt Securities have been duly and validly authorized by Capital Funding and,


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when executed, authenticated, issued and delivered in the manner contemplated in the Indenture, will constitute legal, valid and binding obligations of Capital Funding, entitled to the benefits of the Indenture and enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.

          3. The Debt Guarantees have been duly and validly authorized by U S WEST and, when executed, authenticated, issued and delivered in the manner contemplated in the Indenture, will constitute the legal, valid and binding obligations of U S WEST, entitled to the benefits of the Indenture and enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.

          4. The Preferred Securities Guarantees have been duly and validly authorized by U S WEST and, when executed and delivered by U S WEST, will constitute the legal, valid and binding obligation of U S WEST, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware and we express no opinion as


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to the effect on the matters covered by this letter of the laws of any other jurisdiction, except that as to matters of Colorado law we have relied upon the opinion of Stephen E. Brilz, Esq. filed as an exhibit to the Abbreviated Registration Statement.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Prospectus and under the heading "Legal Matters" in any prospectus supplement filed in connection with the issuance of Preferred Securities or Subordinated Debt Securities, without admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Abbreviated Registration Statement or the Initial Registration Statement.

                              Very truly yours,

                              /s/ Weil, Gotshal & Manges LLP







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